UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025 (July 7, 2025)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	N/A
Class A Common Stock, par value $0.0001 per share	GMFI	N/A
Warrants	GMFIW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 7, 2025, the Company held a special meeting (the “Extension Meeting”) to:

1)	amend the Company’s certificate of incorporation (the “Charter Amendment Proposal”) to extend the date by which the Company has to consummate an initial business combination to fifty-one (51) months from the effectiveness date of the Company’s Form S-1 by the SEC, which was December 29, 2021, by depositing into the Trust Account (defined below) $10,000 for each one-month extension;

2)	amend the Company’s investment management trust agreement, dated as of December 29, 2021, as subsequently amended (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Extended Termination Date to fifty-one (51) months from the effectiveness date of the Company’s Form S-1 by the SEC, which was December 29, 2021, until March 29, 2026, (the “Trust Amendments Proposal”).

The proposal to adjourn the Extension Meeting to a later date (the “Adjournment Proposal”) was not presented because there were sufficient votes to approve each of the foregoing proposals.

As previously reported, on June 13, 2025, the Company issued a press release postponing the Meeting from 8:30 a.m. Eastern Time on June 13, 2025 to 8:30 a.m. Eastern Time on June 27, 2025, and on June 26, 2025, to allow time for additional votes on the proposals, the Company postponed the Meeting to July 7, 2025.

There were 1,702,285 Public Shares outstanding and there were 5,105,784 shares of Class A common stock (of which 2,874,999 are non-redeemable shares of Class A common stock that were converted from Founder Shares and 528,500 are shares underlying the Private Placement Units) and one share of Class B common stock for a total of 5,105,785 shares of Common Stock outstanding on the record date for the Extension Meeting, May 9, 2025. At the Extension Meeting, there were 3,384,144 shares of Common Stock present in person or by proxy, representing approximately 66.28% of the total shares of Common Stock outstanding as of the record date, which constituted a quorum.

The final voting results for the Charter Amendment Proposal were as follows:

For	Against	Abstain
3,384,139 (66.28% of outstanding)	5	0

The final voting results for the Trust Amendments Proposal were as follows:

For	Against	Abstain
3,384,139 (66.28% of outstanding)	5	0

Shareholders holding 1,693,044 public shares of the Company’s shares of Class A Common Stock validly exercised and did not, as of the date of this Form 8-K, revoke their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, assuming no redemption elections are reversed following the date of this 8-K and prior to the payment of funds from the Trust Account to such redeeming holders, approximately $20.333 million (expected to be approximately $12.01 per share) may be removed from the Trust Account to pay such holders. While the Company remains in active discussions with certain major stockholders with respect to reversing their redemption elections prior to making the redemption payments, but there can be no assurances that any agreement to this effect will be reached with such major stockholders prior to the payment of funds from the Trust Account to such holders and the irrevocable redemption of their Class A Common Stock.

The Charter Amendment, effective as of July 7, 2025, is attached as Exhibit 3.1 hereto and is incorporated by reference. The Company filed the Charter Amendment with the State of Delaware on July 10, 2025.

Amendment No. 3 to the Trust Agreement, effective as of July 7, 2025, is attached as Exhibit 3.2 hereto and is incorporated by reference.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amendment to the Amended And Restated Certificate of Incorporation of Aetherium Acquisition Corp.
10.1	Amendment No. 4 to the Trust Agreement, effective as of July 7, 2025 between Aetherium Acquisition Corp and Continental Stock Transfer and Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2025

AETHERIUM ACQUISITION CORP.

	By:	/s/ Jonathan Chan
	Name:	Jonathan Chan
	Title:	Chief Executive Officer and Chairman